EXHIBIT 10.21

[English Translation]

Trony Solar Corporation

Strategic Cooperation Agreement

Central China Region Sunshine Service Center Cooperation Agreement

Summary

Party A:                                                   Shenzhen Trony Solar Science and Technology Development Co., Ltd.

Address:                                                 12/F, The Pavilion Century Tower, North Hua Qiang Road, Futian District, Shenzhen, Guangdong Province, China

Party B:                 China State Construction Engineering Corporation (Changsha) Fujisash Curtain Wall Decoration Co., Ltd.

Address:                                                 No. 20, Jing Wan Road, Yuhua District, Changsha, Hunan Province

Whereas:

1.             To greatly develop solar energy industry, Party A, as the world leading photovoltaic “PV”) modules manufacturer and solution provider, intends to make great efforts to promote application of solar photovoltaic products and building integrated solar products and introduce its most competitive building integrated solar products into central China region with its advantage in research and core manufacturing technology;

2.             Party B, with a broad sales network and strong experience in engineering projects in central China region, intends to cooperate with Party A, with advanced PV technology, to provide comprehensive building integrated PV solutions;

Therefore, Party A and Party B have agreed to form a strategic partnership to vigorously promote and develop solar PV application and building integrated PV application in central China region and jointly explore solar PV markets in central China region. Therefore, through friendly negotiations, Party A and Party B have reached the following agreements:

1.                   Strategic Cooperation

1.1            Marketing strategies

Party A and Party B shall start full-scale cooperation in marketing strategies in the development of solar PV products and building integrated PV application. Party A is willing to provide Party B with support in marketing strategies; while Party B is willing to provide Party A with client sources and market information. Party A and Party B shall jointly explore markets through mutual complement in marketing strategies.

1.2            Technical strategies

Party A and Party B shall start full-scale cooperation in technical strategies in the development of solar PV products and building integrated PV application. Party A is willing to provide Party B with technical support, including technical support for pre-sale, in sale and after-sale services, and ensure Party B to achieve technical advantages; while Party B is willing to help Party A gain larger market share and market expansion through market information collection and technical data and information analysis, such as analysis of product information, client information and competitors’ product information. Party A and Party B shall jointly explore markets and obtain technological advantage through mutual complement in technical strategies.

1.3            Strategic cooperation commitment

Party A and Party B have formed strategic partnership through mutual observation and trust. Party A and Party B shall jointly explore the markets of solar PV applications and building integrated PV applications through mutual advantage complement.

2.                   Scope of Cooperation

2.1            Regional cooperation

Party A authorized Party B to start full-scale cooperation in the designated region. Such region means central China region, which covers Hunan, Hubei, Henan, Jiangxi and Guizhou provinces.

Party B is willing to start full-scale cooperation in the region designated by Party A.

2.2            Type of cooperation

Party A is willing to set up Trony Science and Technology — Sunshine Service Center of Central China Region, the Greater China Area, and provide full-range marketing and technical support through operation of the Sunshine Service Center in the region.

Party B is willing to set up Trony Science and Technology — Sunshine Service Center of Central China Region, the Greater China Area in its legal office location, and explore marketing and sales opportunities in the region with the marketing and technical support provided by the service center. Party B is willing to choose Party A as its cooperative partner in solar PV applications and building integrated solar applications in the region, and team with Party A to promote marketing projects in solar PV applications and building integrated solar applications in the region.

2.3            Cooperation market

Party A is willing to cooperate with Party B to explore the market of building integrated solar applications in central China region, focusing on solar PV wall products which have great prospects in the region.

Party B is willing to start marketing and sales projects in the region designated by Party A, and popularize building integrated PV applications in the region relying on its advantage in market information and client sources.

3.                   Responsibilities of Party A

3.1            Market responsibilities

Party A is willing to provide support for marketing services in the region, including pre-sale orientation, pre-sale seminars, marketing materials, marketing videos, exhibition information and other related marketing services, in its cooperation with Party B on marketing and sales activities.

3.2            Technical responsibilities

Party A is willing to provide technical support in the region, including the technical support in pre-sale, in sale and after-sale services.

When projects are under way in the region, Party A shall provide necessary technical support for the clients of Party B. The technical support provided by Party A includes technical guidance for ongoing projects by engineers arranged by Party A, technical menu preparation and on-site technical supervision. Party A shall also provide after-sale technical support by arranging engineers to provide related technical services, such as on-side technical processing, system detection and troubleshooting, system monitoring and pilot operation.

3.3            Other responsibilities

Party A is willing to provide other marketing related support in the region, including helping Party B arrange for clients to visit successful project sites and to interview successful parties, and if necessary, helping arrange for clients to visit Trony Science and Technology’s manufacturing facilities to increase clients’ trust in Trony brand and products quality.

4.                   Responsibilities of Party B

4.1            Market responsibilities

Party B shall promote marketing activities in the region, and provide clients with project orientation and marketing materials with the help of marketing services provided by Party A. Party B shall arrange for professional and full-time personnel to be responsible for regular client visits and marketing presentations in the region and to increase its public recognition through frequent and efficient marketing activities.

Party B is willing to share all its business related marketing information in the region with Party A, and provide better project guidance through good communication and exchanges of the two parties.

4.2            Sales responsibilities

Party B shall conduct sales in the region, and provide project guidance for clients and help clients execute orders with the help of marketing services and technical support from Party A. Party B shall arrange for professional and full-time personnel to be responsible for sales supervision, client visit and information collection for the clients.

Party B shall make every effort to conduct client-oriented public relations activities during the sale, and ensure a close relationship with clients to be maintained.

4.3            Other related responsibilities

If requested by Party A, Party B shall help Party A arrange for clients in other regions to have on-site visit and have client interview in the cooperative region, and help Party A increase the interest of clients in others regions in solar PV application and building integrated PV application projects.

If requested by Party A, Party B shall help Party A with exhibition and marketing activities in the cooperative region.

5.                   Intellectual Property

5.1            Responsibilities of Party B

Party B guarantees that no dispute exists over the intellectual property involved in the cooperation with Party A, intellectual property with legal ownership and use right, if the cooperation project between Party A and Party B cannot be conducted, or will bear great loss if the project is continued because of legal proceeding or arbitration by a third party, Party B shall be reliable for compensation;

5.2            Responsibilities of Party A

Party A guarantees that no dispute exists over the intellectual property involved in the cooperation with Party B, intellectual property with legal ownership and use right, if the cooperation project between Party A and Party B cannot be conducted, or will bear great loss if the project is continued because of legal proceeding or arbitration by a third party, Party A shall be reliable for compensation;

6.                   Anti-corruption provisions

Party B shall declare clearly and guarantee that they shall not conduct any activities including but not limited to offers or promises of payment to the government or political jurisdiction or sub regions or any representatives, political party or officials of Party A when performing this contract, it will constitute a breach of law.

In any circumstances, Party B shall not provide any interest or benefits in money or other forms to government officials and other parties. Therefore, Party B shall no provide any interest or benefits, or temptation, seduction, undue influence, bribery, impose, coercion or in other means directly or indirectly to influence a buyer to make an offer, an agreement, a transfer or a purchase.

7.                   Confidentiality

7.1            Obligations of Party A

Party A shall take precautions to protect materials and information provided by Party B, and make sure that its potential partners in the project will take the same precautions to avoid any unauthorized usage, distribution or publicity.

7.2            Obligations of Party B

Party B shall take precautions to protect materials and information provided by Party A, and make sure that its potential partners in the project will take the same precautions to avoid any unauthorized usage, distribution or publicity.

8.                   Breach of Contract

The Parties shall have conforming responsibilities to each other and will compensate the other Party for any loss incurred, if it does not perform or does not fully perform its obligations under this Agreement.

Either Party has the right to request compensation if a breach by the other Party makes it impossible to perform this Agreement.

9.                   Transferability

Neither Party can transfer and shall not intend to transfer its rights, in whole or in part, under this Agreement to a third party without a prior written consent of the other Party.

10.            Severability

If any term of this Agreement is deemed invalid or incapable of being enforced by law or arbitration, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the purpose of this Agreement is not materially affected in any manner, unless such conditions and provisions are integral to the terms invalid or incapable of being enforced.

Upon such determination that any term or other provision is invalid or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

11.            Waivers

No failure or delay on the part of any Party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of such rights, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

12.            Expenses and fees

Both Parties shall be responsible for their own expenses and fees in connection with the drafting, negotiation, confirmation and signing of this Agreement and other anticipated agreements or documents.

13.            Term

This Agreement is effective for a year, starting from the signing of this Agreement.

14.            Notice

All notices or other communications which are required or permitted hereunder shall be in writing and will be considered sufficient if delivered personally or sent by EMS, or by electronic mail or facsimile, as follows:

14.1     Correspondence of Party A

Address: 12F, The Pavilion Century Tower, Futian District, Shenzhen, Guangdong province, People’s Republic of China

Zip code: 518028

Tel: 0755-83282939

Fax: 0755-83282919

E-mail: info@trony.com

Recipient: Mr. Li, Xuelin, Marketing Center

14.2     Correspondence of Party B

Address: No. 20, Jing Wan Road, Yuhua District, Changsha, Hunan Province

Zip code: 410004

Tel: 0731-5580881

Fax: 0731-5581518

Recipient: Mr. Li, Shuisheng

14.3     Contact details

•                  in the case of personal delivery, upon delivery

•                  in the case of electronic mail, on the date of such delivery, unless there is evidence that the electronic mail does not go through.

•                  in the case of facsimile, upon delivery.

•                  in the case of EMS, on the fifth date after the sending of the document.

•                  If either Party changes its address, it shall inform the other Party within two days of the change. Otherwise, it shall bear any legal consequences if notice cannot be delivered to the other Party.

15.            Governing Laws

This Agreement shall be governed by and construed under the laws of the People’s Republic of China in connection with construction, effect, interpretation, modification and termination.

Parties shall negotiate disputes resulting from interpretation or performance of this Agreement; if the dispute cannot be resolved through negotiations, then either Party can submit to the people’s court where the construction is located.

16.            Miscellaneous

•                  This Agreement is effective once signed and sealed by both Parties.

•                  This Agreement shall be executed in two counterparts, and held by Party A and Party B. Both counterparts have the same legal effect.

•                  All revisions, supplements, deletions or changes shall be made in written form and are effective once sealed by both Parties.

China State Construction Engineering Corporation (Changsha) Fujisash Curtain Wall Decoration Co., Ltd.

Address: No. 20, Jing Wan Road, Yuhua District, Changsha, Hunan Province

Postal code: 410004

Telephone: 0731-5580881

Representative: Li Shuisheng

(Company seal)

Date: June 5, 2009

Shenzhen Trony Solar Science and Technology Development Co., Ltd.

Address: 5/F, Building 2, Guangxian Estate, Bagua 3rd Road, Futian District, Shenzhen

Postal code: 518029

Telephone: 0755-8328 2929

Representative: Li Xuelin

(Company seal)

Date: June 5, 2009